Exhibit 99.2

500 Laurel Street Baton Rouge, LA 70801

FOR IMMEDIATE RELEASE	Misty Albrecht
March 26, 2021	b1BANK
225.248.7635
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc. Completes Private Placement of $52.5 Million in Subordinated Notes

Baton Rouge, La. – Business First Bancshares, Inc. (“Business First”) (NASDAQ: BFST), the holding company for b1BANK, today announced the completion of the private placement of $52.5 million in aggregate principal amount of 4.250% fixed-to-floating rate subordinated notes (the “Notes”) due 2031, to certain qualified institutional and accredited investors. The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the notes will be utilized to provide additional capital support to b1BANK, to support growth, to better position Business First to take advantage of strategic opportunities that may arise from time to time, repayment of existing borrowings, and for other general corporate purposes.

The Notes will initially bear interest at 4.250% per annum and payable quarterly in arrears. From March 31, 2026, through March 31, 2031, or earlier redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month Secured Overnight Financing Rate (SOFR) plus 354.0 basis points, payable quarterly in arrears. The notes may be redeemed, at Business First’s option, on any scheduled interest payment date beginning on March 31, 2026, through maturity. The Notes will mature on March 31, 2031.

“We are pleased to have successfully completed this subordinated debt issuance,” said Jude Melville. “I am extremely proud of our Financial Institutions Group’s ability to fulfill the offering, providing value to both Business First and our correspondent banking clientele. The offering not only strengthens our current capital levels, but provides additional capital for organic growth and future strategic initiatives.”

Fenimore, Kay, Harrison & Ford, LLP served as legal counsel to Business First and UMB Bank National Association is servicing as the paying agent and registrar.

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About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK operates 43 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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